© 2014 Move, Inc. All rights reserved. Do not copy or distribute. YOUR LIVELIHOOD YOUR FUTURE YOUR SUCCESS November 2014 Exhibit (a)(5)(D)

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 2 MOVE INC. +

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 3

THE WALL STREET JOURNAL.

BARRON'S

MarketWatch

SmartSource.com

NEW YORK POST

realestate.com.au

realtor.com
where home happens

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
Weekly Delivery To Over
1 BILLION
MONTHLY PAGE VIEWS
35 MILLION
MONTHLY VISITORS
4
WHO IS NEWS CORP?
ICONIC BRANDS, UNPRECEDENTED REACH
18.6
MILLION
VISITORS
500 MILLION MONTHLY PAGE VIEWS
6.9 MILLION MONTHLY PAGE VIEWS
105 MILLION MONTHLY PAGE VIEWS
74 MILLION HOMES
14 MILLION MONTHLY VISITORS

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 5
WHAT THIS MEANS FOR REALTORS
®
:
A NEW TRAJECTORY FOR REALTORS
®
AND REALTOR.COM
®
More consumers viewing your listings
More quality connections with prospective clients
More exposure for your brand
More innovation, delivered faster
More awareness of the value of the REALTOR
®

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 6 YOUR SUCCESS YOUR FUTURE YOUR LIVELIHOOD

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
CONSUMERS SHIFT TO MOBILE
MOBILE IS BECOMING THE PRIMARY ACCESS POINT
TO REAL ESTATE WEBSITES
60
%
AMONG MOBILE USERS
use their mobile device as their primary
way to access real estate sites.
45%
Q: Do you use Internet Real Estate sites or apps on your mobile phone or tablet (e.g. iPhone or iPad)?
Q: Thinking generally, what percentage of the time do you access Internet Real Estate Services through your computer versus your mobile phone or tablet?
NEARLY
HALF
of category users
are now using
mobile
Source: Move, Inc. Consumer Survey
7
More than
half time
on mobile
About
50% on
each
More than
half time
on
computer

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
OF MOBILE
REAL ESTATE
CONSUMERS
USE ONE OF
THE TOP
THREE SITES
*
CONSUMERS SHIFT TO MOBILE
MOBILE CONSUMERS USE NATIONAL SITES
8
0%
98%
*Represents total unduplicated audience across realtor.com®, Zillow and Trulia
comScore  Mobile Metrix Unique Visitors, Sept 2014

realtor.com®
where home happens

REALTOR®

realtor.com®

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 9 YOUR BRAND IN THE DIGITAL WORLD WE REPRESENT

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 10

HGTV
Rooms
Decorating
Outdoors
Photos
HGTV Dream Home
Blog
TV
Shop
THE REALTOR.COM MOBILE APP.
BREATHE. TOUCH. FIND.
realtor.com
get it here
Amazing Rooms for Kids
Browse Designer Rooms

realtor.com shared a link.
October 27
Veterans win big! Here are the 4 bigge
4 Biggest Benefits of VA Loans - Financ
Like · Comment · Share
19 people like this.
realtor.com shared a link.
October 28
Do you have a home out of state that you need to sell?
Whether you've had to relocate because of a new job or are selling a second home, a few simple steps can help you to sell quickly and avoid carrying charges for a property that you're not living in. Click below to learn more:
5 Tips for Selling a Home From Out of State
Here are five great tips for selling a home from out of state.
Like · Comment · Share
26 Shares
17 people like this.

realtor.com

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 11 #ACCURACYMATTERS facebook.com/realtor.com twitter.com/realtordotcom REALTOR.COM ® EVERYWHERE

realtor.com
HOMES
RENTALS
MOBILE
#AccuracyMatters
More home listings than the other guys & 15 min. updates.
GET THE ANDROID APP
GET THE IOS APP
GET THE WINDOWS APP

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 12
BRAND ACCELERATION
#ACCURACYMATTERS
impressions
per month
impressions
per year
27%
INCREASE
in unaided brand
awareness
for realtor.com
®1
• Clear differentiation in
product and brand
• Single focus to resonate
with home searchers
1
Source: 2014 ad campaign tracker conducted by Ipsos Research
800
MILLION
8
BILLION

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 13
AUDIENCE GROWTH
Source: Move internal Visits.   Includes WWW, Native App and mDOT
Q3
2012
Q3
2013
Q3
2014
RECORD TRAFFIC INCREASES IN 2014
69
%
GROWTH
IN VISITS
SINCE 2012

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 14 YOUR SUCCESS YOUR FUTURE YOUR LIVELIHOOD

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. REAL ESTATE = REALTOR.COM ® + REALTORS ® 15

Average Monthly Listing Leads GROWTH SINCE 2009 Source: realtor.com ® Internal Metrics LEAD GROWTH RECORD NUMBER OF LEADS, FIVE YEARS RUNNING Average Monthly Listing Leads 16

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 17
HIGHEST QUALITY LEADS
“WHICH SITES PROVIDE THE BEST QUALITY LEADS?”
Source: Move Brand Tracking Study conducted by Westerberg Consulting, online survey of nationally representative sample of 730 agents and brokers, 2014.
Competitor 1
Competitor 2
54%
59%
41%
32%
28%
20%
AGENTS
BROKERS

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 18
MORE LEADS = MORE BUSINESS
.
IN YOUR OWN WORDS
http://marketing.realtor.com/testimonials/
“The leads have been nothing short of spectacular! When
contacting a new buyer lead, it’s a done deal when I tell them that I am a realtor.com
®
preferred broker. It adds so much
credibility,
it's as good as getting a warm introduction.
Kimberly Grogan
Keller Williams
Shane Rossi
Exit Realty Search
Gerald Jacobs
Jacobs Realty
“The success I have had because of my realtor.com
®
leads
has
been truly outstanding!
In my first year as an agent I have sold
over 30 homes
and am on my way to being the
Rookie of the
Year
for our Market Center and hopefully for our Region as well.”
“I am getting many leads each week which turn into
qualified buyers
who are ready to buy. This is a
great program for the money, and
you will get
business
from it!

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 19 YOUR SUCCESS YOUR FUTURE YOUR LIVELIHOOD

About
Team
Local Expertise
Recommendations
Jane Smith
Broker/Owner - Binder, CA
Ask a Question
View Contact Info
About Jane Smith
Years of Experience:
Specializations:
Areas Served:
Brokerage
Price Range (last 6 months)
Recommendations

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 20 ALL NEW AGENT PROFILE FROM REALTOR.COM ® - NEW! .

realtor.com
DISCOVER YOUR PERFECT HOME
The Most Accurate and Complete Home & Apartment Search on the Web
For sale
Search
Take your home search on-the-go
App Store
Why use realtor.com® to find your next home?
ACCURATE
COMPREHENSIVE
MOBILE
Advice on Home Ownership
The Credit Building Trick That Won't Help You Buy a Home
How to Write an Offer Letter to a Seller
Ranch House Style Defining the Suburbs
Get More Space With Small Kitchen Solutions
realtor.com®
REAL ESTATE APP
iPhone

realtor.com

REALTOR.COM ® - SNEAK PEEK! 21 . WELCOMING HOMEPAGE

realtor.com
BUY
RENT
FINANCE
Find REALTORS®
LEARN
Mobile
Hi Eyweedee
Next Property
Home for Sale
15050 Candycane Lane
San Jose, CA 95118
Free Credit Report | Get Pre-Qualified
$824,500
$4,117/mo | View Rates
Save
Tell me more about this Property
I would like more information regarding this property at 15050 Candycane Lane, San Jose, CA 95118
First Name
Last Name
Your Email
Phone
Request More Details
Privacy Policy
2 beds
2 full, 2 half
1,700 sqft
Share
Tweet
Report Listing
Send
Print
Open Houses
Saturday
28
More Open Houses
see all scheduled
Request a private showing
Overview
Photos (25)
Schools & Neighborhood
Property History
Payment Options
Property Details
iab.

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute. 22 REALTOR.COM ® - SNEAK PEEK! HIGH-IMPACT IMAGES

●●●○○ BELL
4:21 PM
22%
Email
Home for sale
$625,000
1 of 256
2 beds
99 Full, 99 half

realtor.com®

REALTOR.COM ® MOBILE - SNEAK PEEK! FRESH, CONTEMPORARY DESIGN 23 .

realtor.com TIGERLEAD fivestreet ListHub TopProducer

realtor.com

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
LEAD TO CLIENT TO CONTRACT
Engage
Audience
Generate
Leads
Optimize
Response
Cultivate
& Nurture
Communicate
& Close
Repeat &
Referral
LEAD
CONVERSION
AGENT
PRODUCTIVITY
BRAND &
EXPOSURE
24

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
LISTHUB: THE SINGLE PLATFORM
A PLATFORM FOR THE FUTURE
25
• Exchange of value for
listing information
• Broker control
FOUNDING PRINCIPLES
• Consolidated feedback
• Streamlined synchronization
• Centralized core data
KEY BENEFITS
LISTINGS
CLEARINGHOUSE
PROFILE
CLEARINGHOUSE
METRICS
CLEARINGHOUSE
LEADS
CLEARINGHOUSE
• Managed data licensing

© 2014 Move, Inc. All rights reserved. Do not copy or distribute.
TRANS
MGMT
CRM
VIRTUAL
TOURS
DOC
MGMT
BACK
OFFICE
FANNIE
FREDDIE
FORMS
FRANCHISE
BACK END
SYSTEMS
INT’L
DISTRIBUTION
SOCIAL
MEDIA
MARKETING
SYSTEMS
FRANCHISORS
MANUALLY
ENTERED
BROKER
FEEDS
AGENT
WEBSITES
VIRTUAL
TOURS
LISTHUB: THE SINGLE PLATFORM
26
PLATFORM
PUBLISHER

ELEVATING OUR TRAJECTORY
27
Upholds the indispensable role of the REALTOR
®
in real estate
Amplifies brand awareness for realtor.com
®
and REALTORS
®
Combination with a world-class media platform creates a
‘multiplier effect’
Shared emphasis on high quality content and audience
Enables significant investment in the REALTOR
®
brand
and innovation
Secures the protection of the realtor.com
®
operating agreement
+
© 2014 Move, Inc.  All rights reserved.  Do not copy or distribute.

THANK YOU © 2014 Move, Inc. All rights reserved. Do not copy or distribute. 28